UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2013

EMPIRE RESORTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12522	13-3714474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Monticello Casino and Raceway, 204 State Route 17B, P.O. Box 5013, Monticello, NY	12701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (845) 807-0001

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 11, 2013, Empire Resorts, Inc. (the “Company”) and Kien Huat Realty III Limited (“Kien Huat”), the Company’s largest stockholder, entered into a standby purchase agreement (the “Standby Purchase Agreement”) in connection with the Company’s proposed rights offering (the “Rights Offering”) for which the Company submitted a registration statement (the “Registration Statement”) to the Securities and Exchange Commission (the “SEC”) on April 2, 2013. Pursuant to the Standby Purchase Agreement, and assuming the Company commences the Rights Offering, Kien Huat agreed to exercise in full its basic subscription rights granted pursuant to the Rights Offering within ten days of its grant. In addition, Kien Huat agreed it would exercise all rights not otherwise exercised by the other holders in the Rights Offering to acquire up to one share less than 20% of the Company’s issued and outstanding common stock prior to the commencement of the Rights Offering. The Company will pay Kien Huat a fee of $40,000 for the shares purchased by Kien Huat in excess of its basic subscription rights pursuant to the Standby Purchase Agreement. In addition, the Company will reimburse Kien Huat for its expenses related to the Standby Purchase Agreement in an amount not to exceed $40,000. Consummation of the Standby Purchase Agreement is subject to the usual and customary closing conditions.

The Company plans to distribute to its common stock holders and Series B Preferred Stock holders one non-transferable right to purchase one share of common stock at a subscription price of $1.8901 per share for each five shares of common stock owned, or into which their Series B Preferred Stock is convertible, on April 8, 2013, the record date for the Rights Offering. In addition to being able to purchase their pro rata portion of the shares offered based on their ownership as of April 8, 2013, stockholders may oversubscribe for additional shares of common stock. The Company filed the Registration Statement covering the transaction and the distribution of rights and commencement of the Rights Offering is expected to occur promptly following the effectiveness of that Registration Statement.

This summary description of the Standby Purchase Agreement is qualified in its entirety by reference to the actual Standby Purchase Agreement, which is field as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Registration Statement

The Company has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Company has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Company or our information agent, MacKenzie Partners, Inc., will arrange to send you the prospectus if you request it by calling toll-free (800) 322-2885.

Cautionary Statement Regarding Forward Looking Information

Statements in this Current Report that are not historical facts are “forward-looking statements” that may involve material risks and uncertainties. The company wishes to caution readers not to place undue reliance on such forward-looking statements, which statements are made pursuant to the Private Securities Litigation Reform Act of 1995, and as such, speak only as of the date made. For a full discussion of risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the company’s Registration Statement on Form S-1, submitted to the Securities and Exchange Commission on April 2, 2013.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Standby Purchase Agreement, dated April 11, 2013, by and between Empire Resorts, Inc. and Kien Huat Realty III Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 12, 2013

EMPIRE RESORTS, INC.

By:	/s/ Laurette J. Pitts
Name:	Laurette J. Pitts
Title:	Senior Vice President,
Chief Operating Officer and
Chief Financial Officer

Exhibit Index

10.1	Standby Purchase Agreement, dated April 11, 2013, by and between Empire Resorts, Inc. and Kien Huat Realty III Limited.